As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

Natural Gas Services Group, Inc.
(Exact name of registrant as specified in its charter)
__________

Colorado	94-0787340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705
(Address of Principal Executive Offices)(Zip Code)
__________

Natural Gas Services Group, Inc. 2019 Equity Incentive Plan, as amended
(Full title of the plan)
__________

Justin C. Jacobs
Chief Executive Officer
404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705
(432) 262-2700
(Name, address and telephone number, including area code, of agent for service)
__________

The Commission is requested to send copies of all communications to:
David A. Thayer, Esq.
Jones & Keller, P.C.
1675 Broadway, 28th Floor
Denver, Colorado 80202
(303) 573-1600

__________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer ☒
Non-accelerated filer [ ]	Smaller reporting company ☒
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. []

i

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by Natural Gas Services Group, Inc. (the “Company”), for the purpose of (i) registering an additional 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to be issued pursuant to the Company’s 2019 Equity Incentive Plan (as amended, the “Plan”) and (ii) 100,000 shares of Common Stock that have or may again become available for delivery with respect to awards under the Plan in connection with forfeited awards (the “Forfeited Shares”). The Company previously filed a Registration Statement on Form S-8 (File No. 333-232269) registering 500,000 shares of Common Stock under the Plan on June 21, 2019. In addition, the Company previously filed a Registration Statement on Form S-8 (File No. 333-266100) registering an additional 650,000 shares of Common Stock under the Plan on July 12, 2022. Accordingly, this Registration Statement incorporates by reference the contents of the prior registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) to the extent not otherwise amended or superseded by the contents of this Registration Statement.

The Forfeited Shares were previously registered under the prior registration statements and do not represent an increase in the total number of shares of Common Stock that may be issued pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission:

•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 17, 2025;
•the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 25, 2025

•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 12, 2025;
•our Current Reports on Form 8-K filed on April 3, 2025; April 22, 2025; June 9, 2025 and June 16, 2025 (excluding any portion of such documents which are furnished and not filed with the SEC); and
•the description of our Common Stock, par value $0.01 per share, set forth in our Registration Statement on Form 8-A filed on October 27, 2008, including any amendment or report filed for the purpose of updating such description.
In addition, all documents which the Registrant files with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed) after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents, provided that, unless specifically stated to the contrary, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into or otherwise included in this Registration Statement. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 7-109-102 of the Colorado Business Corporation Act permits a Colorado corporation to indemnify any director against liability if such person acted in good faith and, in the case of conduct in an official capacity with the corporation, that the director reasonably believed that the director’s conduct was in the corporation’s best interests and, in all other cases, that the director’s conduct was at least not opposed to the best interests of the corporation or, with regard to criminal proceedings, the director had no reasonable cause to believe the director’s conduct was unlawful.

Section 7-109-103 of the Colorado Business Corporation Act provides that, unless limited by its articles of incorporation, a Colorado corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 3 of Article IX of our Articles of Incorporation, as amended, provides that we shall indemnify, to the maximum extent permitted by law in effect from time to time, any person who is or was a director, officer, agent, fiduciary or employee of ours against any claim, liability or expense arising against or incurred by such person made party to a proceeding because such person is or was a director, officer, agent, fiduciary or employee of ours or because such person is or was serving another entity as a director, officer, partner trustee, employee, fiduciary or agent at our request. We further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

Article VI of our bylaws provides for the indemnification of certain persons, including our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

4.1	Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of Form 10-QSB filed with the Commission on November 10, 2004).

4.2	Bylaws, as amended (Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, filed with the Commission on February 10, 2021).

4.3*	Natural Gas Services Group, Inc. 2019 Equity Incentive Plan, as amended.

5.1*	Opinion of Jones & Keller, P.C.

23.1*	Consent of Ham, Langston and Brezina, LLP.

23.2*	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).

107*	Filing Fee Table
__________________
*     Filed herewith

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on June 27, 2025.

NATURAL GAS SERVICES GROUP, INC. (the “Registrant”)

By:	/s/ Justin C. Jacobs
Justin C Jacobs Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Justin C. Jacobs and Ian M. Eckert as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her in his or her name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2025.

Name and Signature	Title	Date

/s/ Justin C. Jacobs Justin C. Jacobs	Director and Chief Executive Officer (Principal Executive Officer)	June 27, 2025

/s/ IanM. Eckert Ian M. Eckert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2025

/s/ Stephen C. Taylor Stephen C. Taylor	Director	June 27, 2025

/s/ J. Anthony Gallegos, Jr. J. Anthony Gallegos, Jr.	Director	June 27, 2025

/s/ Georganne Hodges Georganne Hodges	Director	June 27, 2025

/s/Jean K. Holley Jean K. Holley	Director	June 27, 2025

/s/ Nigel J. Jenvey Nigel J. Jenvey	Director	June 27, 2025

/s/Donald J. Tringali Donald J. Tringali	Director	June 27, 2025